UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

FILED BY THE REGISTRANT [X]

FILED BY PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:

 [ ] Preliminary Information Statement
 [ ] Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14c-5(d)(2))
 [X] Definitive Information Statement

                             WINSTED HOLDINGS, INC.
                (Name of Registrant as specified in its charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

 [X] No fee required.
 (1) Title of each class of securities to which transaction applies:
 (2) Aggregate number of securities to which transactions applies:
 (3) Per unit price or other underlying value of transaction computed pursuant to exchange act rule 0-11:
 (4) Proposed maximum aggregate value of transaction:
 (5) Total fee paid:

 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by exchange act rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
 (1) Amount previously paid:
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




                             WINSTED HOLDINGS, INC.
                          100 Crescent Court, Suite 700
                               Dallas, Texas 75201


                              INFORMATION STATEMENT
                               as at July 7, 2006

                             WINSTED HOLDINGS, INC.
                          100 Crescent Court, Suite 700
                               Dallas, Texas 75201

                                  July 7, 2006

To Our Stockholders:

         The purpose of this information statement is to inform the holders of record of shares of our common stock and preferred stock as of the close of business on the record date, May 31, 2006, that our board of directors has recommended, and that a majority of our stockholders intend to vote on July 28, 2006 to effect the following corporate actions:

         1. To approve a reverse split of our common stock on the basis of one post-consolidation share for each 1,500 pre-consolidation shares.

         2. To amend and restate Article IV of our Articles of Incorporation to bring into one document the provisions affecting our capital structure.

         3. To amend and restate Paragraph 4.2.4(b)(i) of Article IV of our Articles of Incorporation to clarify provisions dealing with the adjustment of the conversion rate for our Series A preferred stock upon the subdivision or combination of our issued and outstanding common stock.

         4. To amend and restate Paragraph 4.3.4(b)(i) of Article IV of our Articles of Incorporation to clarify provisions dealing with the adjustment of the conversion rate for our Series B preferred stock upon the subdivision or combination of our issued and outstanding common stock.

         5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         We have a consenting stockholder, Mark Ellis, our chief executive officer, chief financial officer, president, secretary, and director, who holds 53,758 shares of our common stock, and owns or controls 50,000,000 shares of our Series A preferred stock and 50,000,000 shares of our Series B preferred stock. Each share of our common stock is entitled to one vote on all matters brought before the stockholders.

         Each share of the Series A preferred stock is convertible into 20 fully paid and nonassessable shares of our common stock. On all matters submitted to a vote of the holders of our common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the Series A preferred stock shall then be convertible. Inasmuch as Mr. Ellis owns or controls all 50,000,000 shares of our Series A preferred stock issued and outstanding on the record date, he has the equivalent votes of 1,000,000,000 shares of our common stock.

         Each share of the Series B preferred stock is convertible into 10 fully paid and nonassessable shares of our common stock. On all matters submitted to a vote of the holders of our common stock, including, without limitation, the election of directors, a holder of shares of the Series B preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series B preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the Series B preferred stock shall then be convertible. Inasmuch as Mr. Ellis owns or controls all 50,000,000 shares of our Series B preferred stock issued and outstanding on the record date, he has the equivalent votes of 500,000,000 shares of our common stock.

         As a result of Mr. Ellis' ownership of 53,758 shares of our common stock, and voting rights with respect to our Series A preferred stock equal to 1,000,000,000 shares of our common stock, and voting rights with respect to our Series B preferred stock equal to 500,000,000 shares of our common stock, he has the power to vote 1,500,053,758 shares of our common stock, which number exceeds our issued and outstanding common stock on the record date.

     Mr. Ellis will vote in favor of the proposals and will therefore have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

     WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     We appreciate your continued interest in Winsted Holdings, Inc.

                                               Very truly yours,

                                               /s/  Mark Ellis
                                               ----------------
                                               Mark Ellis
                                               President

                             WINSTED HOLDINGS, INC.
                          100 Crescent Court, Suite 700
                               Dallas, Texas 75201
                            Telephone (214) 459-8245


                              INFORMATION STATEMENT

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A
PROXY.

     This information statement is furnished to the holders of record at the close of business on May 31, 2006, the record date, of the outstanding common stock and preferred stock of Winsted Holdings, Inc., pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with an action by the holder of the majority of the votes of our stock intends to take on July 28, 2006 to effect the following corporate actions:


         1. To approve a reverse split of our common stock on the basis of one post-consolidation share for each 1,500 pre-consolidation shares.

         2. To amend and restate Article IV of our Articles of Incorporation to bring into one document the provisions affecting our capital structure.

         3. To amend and restate Paragraph 4.2.4(b)(i) of Article IV of our Articles of Incorporation to clarify provisions dealing with the adjustment of the conversion rate for our Series A preferred stock upon the subdivision or combination of our issued and outstanding common stock.

         4. To amend and restate Paragraph 4.3.4(b)(i) of Article IV of our Articles of Incorporation to clarify provisions dealing with the adjustment of the conversion rate for our Series B preferred stock upon the subdivision or combination of our issued and outstanding common stock.

         5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         This information statement will be sent on or about July 7, 2006 to our stockholders of record who have not signed the majority written consent described herein.

                                VOTING SECURITIES

         Stockholders of record at the close of business on May 31, 2006, are entitled to notice of and to vote at the meeting and at any adjournments thereof. On the record date, our authorized capital stock consisted of 5,000,000,000 shares of common stock, no par value per share, and 500,000,000 shares of preferred stock, no par value per share. Each share of our common stock is entitled to one vote, of which there were 312,241,722 shares issued and outstanding on the record date, fully paid and non-assessable. Mark Ellis, our chief executive officer, chief financial officer, president, secretary, and director, has the right to vote 53,758 shares of our common stock, which shares represent 0.017 percent of our issued and outstanding common stock, without giving any effect to the exercise of any options to purchase shares of our common stock or other obligations to issue shares as described in "Principal Stockholders" of this information statement.

         On the record date, our preferred stock was classified into two series, Series A, consisting of 50,000,000 shares, and Series B, consisting of 1,000,000 shares, all of which were owned or controlled by Mr. Ellis.

         Each share of the Series A preferred stock is convertible into 20 fully paid and nonassessable shares of our common stock. On all matters submitted to a vote of the holders of our common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the Series A preferred stock shall then be convertible. Inasmuch as Mr. Ellis owns or controls all 50,000,000 shares of our Series A preferred stock issued and outstanding on the record date, he has the equivalent votes of 1,000,000,000 shares of our common stock, which number is in excess of the number of the issued and outstanding shares of our common stock.

         Each share of the Series B preferred stock is convertible into 10 fully paid and nonassessable shares of our common stock. On all matters submitted to a vote of the holders of our common stock, including, without limitation, the election of directors, a holder of shares of the Series B preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series B preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the Series B preferred stock shall then be convertible. Inasmuch as Mr. Ellis owns or controls all 50,000,000 shares of our Series B preferred stock issued and outstanding on the record date, he has the equivalent votes of 500,000,000 shares of our common stock, which number is in excess of the number of the issued and outstanding shares of our common stock.

         As a result of Mr. Ellis ownership of 53,758 shares of our common stock, and voting rights with respect to our Series A preferred stock equal to 1,000,000,000 shares of our common stock, and voting rights with respect to our Series B preferred stock equal to 500,000,000 shares of our common stock, he has the power to vote 1,500,053,758 shares of our common stock, which number exceeds our issued and outstanding common stock on the record date. Consequently, Mr. Ellis has enough votes to approve the proposed corporate action without the concurrence of any of our other stockholders.

         The quorum for the transaction of business at the meeting consists of stockholders present in person, or represented by proxy holding not less than a majority of the issued and outstanding shares of our common stock, after allowing for the voting rights of our Series A and Series B preferred stock. If sufficient shares are not represented in person or by proxy at the meeting to constitute a quorum, the meeting may be postponed or adjourned in order to permit further solicitations of proxies by us. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the meeting in the manner set forth above. Since Mr. Ellis has the voting rights representing 1,500,053,758 shares of our common stock, which number exceeds our issued and outstanding common stock on the record date, a quorum will be assured.

         Under the Florida Business Corporation Act, a simple majority of the votes cast at the meeting is required to approve all of the proposed corporate actions.

         Under Florida law, abstentions are treated as present and entitled to vote and thus will be counted in determining whether a quorum is present and will have the effect of a vote against a matter, except the election of directors as to which they will have no effect. A broker non-vote (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary power to vote on a particular matter) is counted for purposes of determining the existence of a quorum and will have no effect on the outcome of the vote on any of the proposals.

DISTRIBUTION AND COSTS

         We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

         Security holders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

DISSENTERS' RIGHT OF APPRAISAL

         No action will be taken in connection with the proposed corporate actions by our board of directors or the voting stockholders for which Florida law, our articles of incorporation or bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

   APPROVAL OF THE GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS
                TO IMPLEMENT A ONE FOR 1,500 REVERSE STOCK SPLIT
                                  (PROPOSAL 1)

         Our board of directors has adopted a resolution to seek stockholder approval of discretionary authority to our board of directors to implement a reverse split for the purpose of increasing the market price of our common stock. The reverse split exchange ratio that the board of directors approved and deemed advisable and for which it is seeking stockholder approval is one post-consolidation share for each 1,500 pre-consolidation shares. In addition, approval of this proposal would also give the board authority to decline to implement a reverse split. A copy of the proposed resolution approving the grant of discretionary authority to the directors with respect to the reverse split is contained in ATTACHMENT A to this information statement.

         If you approve the grant of discretionary authority to our board of directors to implement a reverse split and the board of directors decides to implement the reverse split, we will effect a reverse split of our then issued and outstanding common stock on the basis of one post-consolidation share for each 1,500 pre-consolidation shares.

         The board of directors believes that the higher share price that might initially result from the reverse stock split could help generate interest in Winsted Holdings, Inc. among investors and thereby assist us in raising future capital to fund our operations or make acquisitions.

         Stockholders should note that the effect of the reverse split upon the market price for our common stock cannot be accurately predicted. In particular, if we elect to implement a reverse stock split, there is no assurance that prices for shares of our common stock after a reverse split will be up to 1,500 times greater than the price for shares of our common stock immediately prior to the reverse split, depending on the ratio of the split. Furthermore, there can be no assurance that the market price of our common stock immediately after a reverse split will be maintained for any period of time. Moreover, because some investors may view the reverse split negatively, there can be no assurance that the reverse split will not adversely impact the market price of our common stock or, alternatively, that the market price following the reverse split will either exceed or remain in excess of the current market price.

EFFECT OF THE REVERSE SPLIT

         The reverse split would not affect the registration of our common stock under the Exchange Act, nor will it change our periodic reporting and other obligations thereunder.

         The voting and other rights of the holders of our common stock would not be affected by the reverse split (other than as described below). For example, a holder of 0.5 percent of the voting power of the outstanding shares of our common stock immediately prior to the effective time of the reverse split would continue to hold 0.5 percent of the voting power of the outstanding shares of our common stock after the reverse split. The number of stockholders of record would not be affected by the reverse split (except as described below).

         The authorized number of shares of our common stock and the par value of our common stock under our articles of incorporation would remain the same following the effective time of the reverse split.

         The number of shares of our common stock issued and outstanding would be reduced following the effective time of the reverse split in accordance with the following formula: if our directors decide to implement a one for 1,500 reverse split, every 1,500 shares of our common stock owned by a stockholder will automatically be changed into and become one new share of our common stock.

         Stockholders should recognize that if a reverse split is effected, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effective time divided by the one for 1,500 exchange ratio, subject to adjustment for fractional shares, as described below). However, the stockholders should realize that the reverse split of our common stock will have no effect on the conversion features of our Series A preferred stock and Series B preferred stock owned and controlled by Mr. Ellis. Consequently, after the reverse split, Mr. Ellis will have the same conversion rights he currently possesses as to the number of shares of common stock he may receive, even though there may be fewer shares of common stock issued and outstanding at that time.

         Fractional shares which would otherwise be held by our common stockholders after the reverse split will be rounded up to the next whole share. We will issue one new share of our common stock for up to each 1,500 shares of our common stock held as of the record date.

         The reverse split will not reduce the number of holders of post-reverse split shares as compared to the number of holders of pre-reverse split shares, inasmuch as every stockholder will receive at least one share our post reverse split shares even if the stockholder owned less that 1,500 shares of our common stock before the implementation of the reverse split. Consequently, the intention of the reverse split is not to reduce the number of our stockholders.

         We currently have no intention of going private, and this proposed reverse stock split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the proposed reverse stock split does not increase the risk of Winsted Holdings, Inc. becoming a private company in the future.

         ISSUANCE OF ADDITIONAL SHARES. The number of authorized but unissued shares of our common stock effectively will be increased significantly by the reverse split of our common stock.

         If we elect to implement a one for 1,500 reverse split, based on the 312,241,722 shares of our common stock outstanding on the record date, and the 5,000,000,000 shares of our common stock that are currently authorized under our articles of incorporation, 4,687,758,278 shares of our common stock remain available for issuance prior to the reverse split taking effect. A one for 1,500 reverse split would have the effect of decreasing the number of our outstanding shares of our common stock from 312,241,722 to 208,162 shares.

         Based on the 5,000,000,000 shares of our common stock that are currently authorized under our articles of incorporation, if we elect to implement a one for 1,500 reverse stock split, the reverse split, when implemented, would have the effect of increasing the number of authorized but unissued shares of our common stock from 4,687,758,278 to 4,999,791,838 shares

         The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock.

         The effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our articles of incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of Winsted Holdings, Inc. through a transaction opposed by our board of directors. At this time, our board does not have plans to issue any common shares resulting from the effective increase in our authorized but unissued shares generated by the reverse split.

FEDERAL INCOME TAX CONSEQUENCES

         We will not recognize any gain or loss as a result of the reverse split.

         The following description of the material federal income tax consequences of the reverse split to our stockholders is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this information statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). The state and local tax consequences of the reverse split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

         We believe that the likely federal income tax effects of the reverse split will be that a stockholder who receives solely a reduced number of shares of our common stock will not recognize gain or loss. With respect to a reverse split, such a stockholder's basis in the reduced number of shares of our common stock will equal the stockholder's basis in his old shares of our common stock.

EFFECTIVE DATE

         If the proposed reverse split is approved and the board of directors elects to proceed with a reverse split, the split would become effective as of 5:00 p.m. Florida time on the date the split is approved by our board of directors. Except as explained herein with respect to fractional shares and stockholders who currently hold fewer than 1,500 shares, on such date, all shares of our common stock that were issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, converted into new shares of our common stock in accordance with the one for 1,500 exchange ratio.

RISKS ASSOCIATED WITH THE REVERSE SPLIT

         This information statement includes forward-looking statements including statements regarding our intent to solicit approval of a reverse split, the timing of the proposed reverse split and the potential benefits of a reverse split, including, but not limited to, increased investor interest and the potential for a higher stock price. The words "believe," "expect," "will," "may" and similar phrases are intended to identify such forward-looking statements. Such statements reflect our current views and assumptions, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. The risks include that we may not have sufficient resources to continue as a going concern; any significant downturn in our industry or in general business conditions would likely result in a reduction of demand for our products or services and would be detrimental to our business; we will be unable to achieve profitable operations unless we increase quarterly revenues or make further cost reductions; a loss of or decrease in purchases by one of our significant customers could materially and adversely affect our revenues and profitability; the loss of key personnel could have a material adverse effect on our business; the large number of shares available for future sale could adversely affect the price of our common stock; and the volatility of our stock price. For a discussion of these and other risk factors, see our annual report on Form 10-K for the year ended December 31, 2005, and other filings with the Securities and Exchange Commission.

         If approved and implemented, the reverse stock split will result in some stockholders owning "odd-lots" of less than 100 common shares of our stock on a post-consolidation basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell than shares in "even lots" of even multiples of 100 shares.

VOTE REQUIRED

         The affirmative vote of a majority of the total number of shares of our common stock and Series A and Series B preferred stock present in person or represented by proxy at the meeting is required to approve the reverse.

         Our board of directors recommends that stockholders vote FOR the approval of the reverse split.

  APPROVAL TO AMEND AND RESTATE ARTICLE IV OF OUR ARTICLES OF INCORPORATION TO
     BRING INTO ONE DOCUMENT THE PROVISIONS AFFECTING OUR CAPITAL STRUCTURE
                                  (PROPOSAL 2)

         Our board of directors has adopted a resolution to seek stockholder approval to amend Article IV of our Articles of Incorporation to put into one document all of the provisions affecting our capital structure. Over the years, we have amended our capital structure several times, all of which have been by separately filed amendments with the Secretary of State of Florida. Our board of directors has determined that it is in the best interest of our stockholders and the investing public to have our capital structure spelled out in one document, rather than search through several filings. A copy of the proposed resolution approving the grant of authority to the directors with respect to the amendment and restatement of Article IV of our Articles of Incorporation is contained in Attachment A to this information statement. A copy of the proposed amendment and restatement of Article IV of our Articles of Incorporation is contained in
EXHIBIT 1 to this information statement.

         If you approve the grant of authority to our board of directors to amend and restate Article IV of our Articles of Incorporation, we will file an amendment with the Secretary of State of Florida as soon as possible after the amendment and restatement is approved.

EFFECT OF THE AMENDMENT AND RESTATEMENT OF ARTICLE IV OF OUR ARTICLES OF INCORPORATION

         The amendment and restatement of Article IV of our Articles of Incorporation would not affect the registration of our common stock under the Exchange Act, nor will it have any other effect on our common stock. The voting and other rights of the holders of our common stock would not be affected and the number of stockholders of record would not be affected.


VOTE REQUIRED

         The affirmative vote of a majority of the total number of shares of our common stock and Series A and Series B preferred stock present in person or represented by proxy at the meeting is required to approve the amendment and restatement of Article IV of our Articles of Incorporation.

         Our board of directors recommends that stockholders vote FOR the approval of the amendment and restatement of Article IV of our Articles of Incorporation.

    APPROVAL TO AMEND AND RESTATE PARAGRAPH 4.2.4(b)(i) OF ARTICLE IV OF OUR ARTICLES OF INCORPORATION TO CLARIFY PROVISIONS DEALING WITH THE ADJUSTMENT
  OF THE CONVERSION RATE FOR OUR SERIES A PREFERRED STOCK UPON THE SUBDIVISION
           OR COMBINATION OF OUR ISSUED AND OUTSTANDING COMMON STOCK
                                  (PROPOSAL 3)

         Our board of directors has adopted a resolution to seek stockholder approval to amend and restate Paragraph 4.2.4(b)(i) of Article IV of our Articles of Incorporation to clarify provisions dealing with the adjustment of the conversion rate for our Series A preferred stock upon the subdivision or combination of our issued and outstanding common stock. Our board of directors has determined that it is in the best interest of our stockholders and the investing public to clarify the intent that upon the subdivision or combination of our issued and outstanding common stock the conversion features of our Series A preferred stock will not be affected.

         As currently worded, Paragraph 4.2.4(b)(i) of Article IV of our Articles of Incorporation reads as follows:

         "(i) ADJUSTMENT OF CONVERSION RATE UPON SUBDIVISION OR COMBINATION OF THE COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) the Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately increased."

         The proposed change to Paragraph 4.2.4(b)(i) of Article IV of our Articles of Incorporation reads as follows:

         "(i) ADJUSTMENT OF CONVERSION RATE UPON SUBDIVISION OR COMBINATION OF THE COMMON STOCK. If the Company at any time subdivides the issued and outstanding shares of the Common Stock (by any stock split, stock dividend, recapitalization or otherwise) into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately increased so that following any such subdivision the shares of the Series A Preferred Stock may be converted into proportionately the same number of shares of the Common Stock immediately following any such subdivision as existed before any such subdivision. If the Company at any time combines the issued and outstanding shares of the Common Stock (by combination, reverse stock split or otherwise) into a smaller number of shares, the Conversion Rate in effect immediately prior to such subdivision will not be adjusted so that following any such subdivision the shares of the Series A Preferred Stock may be converted into the same number of shares of the Common Stock immediately following any such combination as existed before any such combination."

         Our board wants to ensure that the intent is clear that the Conversion Rate for the Series A preferred stock will be unaffected by the combination of the issued and outstanding shares of our common stock. If there is a combination of our authorized common stock, as distinguished from our issued and outstanding common stock, the provision will have no effect. A copy of the proposed resolution approving the grant of authority to the directors with respect to the amendment and restatement of Paragraph 4.2.4(b)(i) of Article IV of our Articles of Incorporation is contained in Attachment A to this information statement. A copy of the proposed amendment and restatement of Paragraph 4.2.4(b)(i) of
Article IV of our Articles of Incorporation is contained in Exhibit 1 to this information statement.

         If you approve the grant of authority to our board of directors to amend and restate Paragraph 4.2.4(b)(i) of Article IV of our Articles of Incorporation, we will file an amendment with the Secretary of State of Florida as soon as possible after the amendment and restatement is approved.

EFFECT OF THE AMENDMENT AND RESTATEMENT OF PARAGRAPH 4.2.4(B)(I) OF ARTICLE IV OF OUR ARTICLES OF INCORPORATION

         The amendment and restatement of Paragraph 4.2.4(b)(i) of Article IV of our Articles of Incorporation would not affect the registration of our common stock under the Exchange Act, nor will it have any other effect on our common stock. The voting and other rights of the holders of our common stock would not be affected and the number of stockholders of record would not be affected.

VOTE REQUIRED

         The affirmative vote of a majority of the total number of shares of our common stock and Series A and Series B preferred stock present in person or represented by proxy at the meeting is required to approve the amendment and restatement of Paragraph 4.2.4(b)(i) of Article IV of our Articles of Incorporation.

         Our board of directors recommends that stockholders vote FOR the approval of the amendment and restatement of Paragraph 4.2.4(b)(i) of Article IV of our Articles of Incorporation.

    APPROVAL TO AMEND AND RESTATE PARAGRAPH 4.3.4(b)(i) OF ARTICLE IV OF OUR ARTICLES OF INCORPORATION TO CLARIFY PROVISIONS DEALING WITH THE ADJUSTMENT
  OF THE CONVERSION RATE FOR OUR SERIES B PREFERRED STOCK UPON THE SUBDIVISION
           OR COMBINATION OF OUR ISSUED AND OUTSTANDING COMMON STOCK
                                  (PROPOSAL 4)

         Our board of directors has adopted a resolution to seek stockholder approval to amend and restate Paragraph 4.3.4(b)(i) of Article IV of our Articles of Incorporation to clarify provisions dealing with the adjustment of the conversion rate for our Series B preferred stock upon the subdivision or combination of our issued and outstanding common stock. Our board of directors has determined that it is in the best interest of our stockholders and the investing public to clarify the intent that upon the subdivision or combination of our issued and outstanding common stock the conversion features of our Series B preferred stock will not be affected.

         As currently worded, Paragraph 4.3.4(b)(i) of Article IV of our Articles of Incorporation reads as follows:

         "(i) ADJUSTMENT OF CONVERSION RATE UPON SUBDIVISION OR COMBINATION OF THE COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) the Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately increased."

         The proposed change to Paragraph 4.3.4(b)(i) of Article IV of our Articles of Incorporation reads as follows:

         "(i) ADJUSTMENT OF CONVERSION RATE UPON SUBDIVISION OR COMBINATION OF THE COMMON STOCK. If the Company at any time subdivides the issued and outstanding shares of the Common Stock (by any stock split, stock dividend, recapitalization or otherwise) into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately increased so that following any such subdivision the shares of the Series B Preferred Stock may be converted into proportionately the same number of shares of the Common Stock immediately following any such subdivision as existed before any such subdivision. If the Company at any time combines the issued and outstanding shares of the Common Stock (by combination, reverse stock split or otherwise) into a smaller number of shares, the Conversion Rate in effect immediately prior to such subdivision will not be adjusted so that following any such subdivision the shares of the Series B Preferred Stock may be converted into the same number of shares of the Common Stock immediately following any such combination as existed before any such combination."

         Our board wants to ensure that the intent is clear that the Conversion Rate for the Series B preferred stock will be unaffected by the combination of the issued and outstanding shares of our common stock. If there is a combination of our authorized common stock, as distinguished from our issued and outstanding common stock, the provision will have no effect. A copy of the proposed resolution approving the grant of authority to the directors with respect to the amendment and restatement of Paragraph 4.3.4(b)(i) of Article IV of our Articles of Incorporation is contained in ATTACHMENT A to this information statement. A copy of the proposed amendment and restatement of Paragraph 4.3.4(b)(i) of
Article IV of our Articles of Incorporation is contained in EXHIBIT 1 to this information statement.

         If you approve the grant of authority to our board of directors to amend and restate Paragraph 4.3.4(b)(i) of Article IV of our Articles of Incorporation, we will file an amendment with the Secretary of State of Florida as soon as possible after the amendment and restatement is approved.

EFFECT OF THE AMENDMENT AND RESTATEMENT OF PARAGRAPH 4.3.4(B)(I) OF ARTICLE IV OF OUR ARTICLES OF INCORPORATION

         The amendment and restatement of Paragraph 4.3.4(b)(i) of Article IV of our Articles of Incorporation would not affect the registration of our common stock under the Exchange Act, nor will it have any other effect on our common stock. The voting and other rights of the holders of our common stock would not be affected and the number of stockholders of record would not be affected.


VOTE REQUIRED

         The affirmative vote of a majority of the total number of shares of our common stock and Series A and Series B preferred stock present in person or represented by proxy at the meeting is required to approve the amendment and restatement of Paragraph 4.3.4(b)(i) of Article IV of our Articles of Incorporation.

         Our board of directors recommends that stockholders vote FOR the approval of the amendment and restatement of Paragraph 4.3.4(b)(i) of Article IV of our Articles of Incorporation.













                            Intentionally Left Blank.

                             PRINCIPAL STOCKHOLDERS

         The following table presents information regarding the beneficial ownership of all shares of our common and preferred stock as of the record date by:

o Each person who owns beneficially more than five percent of the outstanding shares of our common stock;

o Each person who owns beneficially more than five percent of the outstanding shares of our preferred stock;

o        Each director;

o        Each named executive officer; and

o        All directors and officers as a group.



                                                        Common Stock
                                                        Beneficially             Preferred Stock Beneficially
                                                          Owned (2)                       Owned (2)
                                                        -------------                    -------------
Name and Address of Beneficial Owner (1)              Number      Percent             Number      Percent
----------------------------------------              ------      -------             ------      -------
Mark Ellis (3) ....................................   53,758       0.017           88,000,000
Brian Brittan (4)..................................      -0-                              -0-         -0-
John Ryan (5)......................................      -0-         -0-                  -0-         -0-
                                                      ------      -------          ----------     -------

All directors and officers as a group (3 persons)..   53,758       0.017           88,000,000        88.0
                                                      ======       ======          ==========        ====
Universal Broadband Communications, Inc. (6).......      -0-         -0-            6,000,000         6.0
                                                      ======       ======          ==========        ====
C2C Exchange, Inc. (7).............................      -0-         -0-            5,000,000         5.0
                                                      ======       ======          ==========        ====
Medspa Solutions, Inc. (8).........................      -0-         -0-            1,000,000         1.0
                                                      ======       ======          ==========        ====


(1) Unless otherwise indicated, the address for each of these stockholders is c/o Winsted Holdings, Inc., 100 Crescent Court, Suite 700, Dallas, Texas 75201. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to his shares of our common and preferred stock beneficially owned.
(2) Beneficial ownership is determined in accordance with the rules of the SEC. The total number of outstanding shares of the common stock on the date of this information statement is 312,241,722, the total number of outstanding shares of the Series A preferred stock on the date of this information statement is 50,000,000 and the total number of outstanding shares of the Series B preferred stock on the date of this information statement is 50,000,000. Mr. Ellis owns 39,000,000 shares of our Series A preferred stock and 49,000,000 shares of our Series B preferred stock. In addition, C2C Exchange, Inc. 5,000,000 shares of our Series A preferred stock, Universal Broadband Communications, Inc. owns 6,000,000 shares of our Series A preferred stock, and Medspa Solutions, Inc. owns 1,000,000 shares of our Series B preferred stock. Mr. Ellis controls all three companies, and is thereby deemed to be the beneficial owner of all of the shares of our shares of preferred stock owned by them.
(3) Mr. Ellis is our chief executive officer, chief financial officer, president, secretary, and director. Pursuant to an employment agreement, Mr. Ellis has the right to acquire an additional 1,000,000 shares of our common stock. As a result of Mr. Ellis' ownership of 53,758 shares of our common stock, and voting rights with respect to our Series A preferred stock equal to 1,000,000,000 shares of our common stock, and voting rights with respect to our Series B preferred stock equal to 500,000,000 shares of our common stock, he has the power to vote 1,500,053,758 shares of our common stock, which number exceeds our issued and outstanding common stock on the record date. Mr. Ellis should also be deemed to be the owner of 1,500,053,758 shares of our common stock due to his conversion rights with respect to our Series A preferred stock equal to 1,000,000,000 shares of our common stock, and the conversion rights with respect to our Series B preferred stock equal to 500,000,000 shares of our common stock.
(4)  Mr. Brittan is one of our directors.
(5)  Mr. Ryan is one of our directors.
(6) Universal Broadband Communications, Inc. is a California corporation, whose address is 100 Crescent Court, Suite 700, Dallas, Texas 75201. Universal Broadband Communications, Inc. is controlled by Mark Ellis, our chief executive officer, chief financial officer, president, secretary, and director.
(7) C2C Exchange, Inc. is a California corporation, whose address is 100 Crescent Court, Suite 700, Dallas, Texas 75201. C2C Exchange, Inc. is controlled by Mark Ellis, our chief executive officer, chief financial officer, president, secretary, and director.
(8) Medspa Solutions, Inc. is a Nevada corporation, whose address is 100 Crescent Court, Suite 700, Dallas, Texas 75201. C2C Exchange, Inc. is controlled by Mark Ellis, our chief executive officer, chief financial officer, president, secretary, and director.

CERTAIN PROVISIONS WITH RESPECT TO MR. ELLIS' SHARES

         Other than as stated above:

o There are no arrangements, known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of Winsted Holdings, Inc.

o There are no arrangements or understandings among members of both the former and the new control groups and their associates with respect to election of directors or other matters.

                                  OTHER MATTERS

         Our board of directors is not aware of any matter to be presented for action at the meeting other than the matters set forth in this information statement.

                                       By Order of the Board of Directors,

                                       /s/  Mark Ellis
                                       --------------------
                                       Mark Ellis
                                       Chairman and Chief Executive Officer

                                  ATTACHMENT A
                            RESOLUTIONS TO BE ADOPTED
                             BY THE STOCKHOLDERS OF
                             WINSTED HOLDINGS, INC.
                                 (the "Company")

                  RESOLVED,  that  the  Board of  Directors  of the  Company  is granted the discretion to implement a reverse split of our common stock on the basis of one post-consolidation share for each 1,500 pre-consolidation shares; and

                  RESOLVED  FURTHER,  that  the  amendment  and  restatement  of
         Article IV of our Articles of Incorporation to bring into one document the provisions affecting our capital structure is hereby approved, a copy of which is described in Exhibit 1 hereto; and

                  RESOLVED FURTHER, that the amendment and restatement of Paragraph 4.2.4(b)(i) of Article IV of our Articles of Incorporation to clarify provisions dealing with the adjustment of the conversion rate for our Series A preferred stock upon the subdivision or combination of our common stock is hereby approved, a copy of which is described in
         Exhibit 1 hereto; and

                  RESOLVED FURTHER, that the amendment and restatement of Paragraph 4.3.4(b)(i) of Article IV of our Articles of Incorporation to clarify provisions dealing with the adjustment of the conversion rate for our Series B preferred stock upon the subdivision or combination of our common stock is hereby approved, a copy of which is described in
         Exhibit 1 hereto; and

                  RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to take any and all actions, to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Company, all such instruments, agreements, or other documents, and to make all such payments as they, in their judgment, or in the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the transactions contemplated by the foregoing resolutions.